EXHIBIT 99.1

                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                  NEWS RELEASE

           Press Contact:  Mariam Azzam
                           Manager of Public Relations
                           GlobespanVirata, Inc.
                           +1-732-345-6018

                GlobespanVirata Announces Third Quarter Results:
            Net Revenues $98.8 Million, Pro Forma Non-GAAP EPS $0.06

RED BANK, New Jersey -- (BUSINESSWIRE) -October 30, 2003 -- GlobespanVirata, Inc. (NASDAQ: GSPN), a leading provider of integrated circuits and software for broadband communications solutions, today announced its results for the third quarter ended September 28, 2003. Results for the third quarter of 2003 include the operating results of the Wireless Networking Products Group from the acquisition closing date of August 28, 2003. A summary of results for the third quarter of 2003 follows:

     o Net revenues for the quarter were $98,792,000, a 33% sequential increase over net revenues of $74,375,000 for the second quarter of 2003 and the fifth consecutive quarter in which net revenues grew sequentially from the prior quarter.

     o DSL net revenues grew sequentially for the fifth consecutive quarter to $77,146,000, up 3.7% from the second quarter of 2003.

     o Basic and diluted loss per share were ($0.23) per share, compared with a loss of ($0.23) per share in the third quarter of 2002, and a loss of ($0.09) per share in the second quarter of 2003.

     o Pro forma non-GAAP diluted earnings for the third quarter of 2003 were $0.06 per share, compared with a loss of ($0.09) per share in the third quarter of 2002, and earnings of $0.05 per share in the second quarter of 2003.

     o Gross margin declined sequentially to 45.8% in the third quarter of 2003, from 46.7% in the second quarter of 2003.

     o The company's balance sheet remained strong with cash (including equivalents and marketable securities) of $263,730,000 on September 28, 2003, compared with $528,657,000 on June 29, 2002, reflecting the use of $250,000,000 for the purchase of the assets of the Wireless Networking Products Group.

Key business highlights in the third quarter of 2003 include:

     o The worldwide launch and full production of the PRISM GT USB 2.0 solution, the industry's highest performing and most cost effective WLAN solution.

     o Volume shipment to Japan of the world's highest speed CO/CPE DSL solution with rates of 25 Mbps.

     o Full production of the world's first fully integrated wireless 802.11g system on a chip - integrating access point and router functions with multiple ODM customers.

     o Shipment of the Viking II chip set, the second generation of the world's most highly integrated, cost effective DSL CPE solution.

     o WiFi certification of PRISM GT (802.11g) and PRISM Duette ( 802.11a, b, g) WLAN chip sets with PRISM Duette selected as WiFi test bed for all future 802.11a, b, g equipment interoperability testing.

     o Volume shipment to customers around the world of the Columbia DSL Communications Processor for DSLAM, MxU and DLC platforms.

"We delivered solid financial results in the third quarter and we continue to execute on our growth plans," stated Armando Geday, President and CEO. "Our shareholders will benefit from future growth of our WLAN business, which was acquired in the third quarter and has already begun making a strong contribution to our company and our near and long term financial results. We are well-positioned to become the leading supplier of wireline and wireless communications solutions for service providers, enterprises and consumers - markets that will grow to the multi-billion dollar level over the next few years," added Geday.

     GlobespanVirata reported net revenues of $98,792,000 for the third quarter of 2003, a 109% increase from net revenues of $47,391,000 in the third quarter 2002, and a 33% sequential increase from net revenues of $74,375,000 in the second quarter of 2003. Contributing to the increase in net revenues was the impact of the acquisition of the Wireless Networking Products Group which generated $21,646,000 net revenues in the third quarter of 2003.

     Net loss and basic and diluted loss per share were ($31,256,000) and ($0.23), respectively, for the third quarter of 2003, compared to a net loss and basic loss per share of ($31,216,000) and ($0.23), respectively, for the third quarter of 2002 and a net loss and basic loss per share of ($12,055,000) and ($0.09), respectively, for the second quarter of 2003.

     GlobespanVirata also reports net income (loss) and diluted earnings (loss) per share on a pro forma non-GAAP basis, which excludes the effects of non-cash acquisition charges, restructuring and other charges, discontinued operations, payroll taxes associated with stock options exercised by employees, IP litigation support costs and recognition of credits for investments in research in a foreign jurisdiction, and assumes the conversion of the $130,000,000 of convertible subordinated notes. GlobespanVirata uses pro forma non-GAAP reporting to evaluate its operating performance and believes this presentation provides its investors with additional insights into its underlying operating results. A reconciliation of the GAAP unaudited statement of operations net loss to the pro forma non-GAAP net income is included in the tables attached to this press release.

     Pro forma non-GAAP net income and pro forma non-GAAP diluted earnings per share were $8,740,000 and $0.06, respectively, during the quarter, compared to a pro forma non-GAAP net loss and pro forma non-GAAP diluted loss per share of ($12,287,000) and ($0.09), respectively, for the third quarter of 2002 and pro forma non-GAAP net income and pro forma non-GAAP diluted earnings per share of $6,510,000 and $0.05, respectively, for the second quarter of 2003.

     Gross margin was 45.8% during the third quarter of 2003. This compares to a gross margin of 45.9% in the third quarter of 2002 and 46.7% in the second quarter of 2003. Gross margin for the third quarter of 2003 and 2002, and the second quarter of 2003 include the sale of inventory previously written off of $3,215,000, $10,601,000 and $3,649,000, respectively. Excluding these sales, gross margin during the third quarter and the second quarter of 2003 were 44.0% and 43.9%, respectively.

     Total cash, including cash and equivalents, marketable securities and long-term marketable securities totaled $263,730,000 on September 28, 2003, compared with $528,657,000 at June 29, 2002, reflecting the use of $250,000,000 paid for the purchase of the assets of the Wireless Networking Products Group.

GlobespanVirata Teleconference for Investors

     GlobespanVirata will hold a conference call for investors at 5:00 PM Eastern Time on October 30, 2003 to discuss its business and third quarter results. GlobespanVirata will also provide a live Web cast of the conference call through its Web site at http://www.globespanvirata.com by following the links to GlobespanVirata's quarterly conference call.

     GlobespanVirata will also provide a re-broadcast of the conference call through the above Web site links beginning at 8:00 PM Eastern Time on October 30, 2003.

About GlobespanVirata

     GlobespanVirata is a leading provider of integrated circuits and software for broadband communications solutions for consumer, enterprise, personal computer and service provider markets. GlobespanVirata delivers complete system-level high-speed, cost-effective and flexible DSL and wireless networking chip sets, software and reference designs to leading global manufacturers of broadband access and wireless networking equipment. The company's products include broadband system-level solutions for modems, routers, residential gateways, and DSLAMs, as well as a wide variety of wireless networking chip sets and reference designs that are enabling a new generation of wireless connectivity in notebooks, PDAs, digital cameras, MP3 players and other handheld networking appliances.

     GlobespanVirata applies the industry's longest history in DSL and wireless networking development and deployment to offer unparalleled support to its more than 400 customers in bringing its proven broadband and wireless networking solutions to market. GlobespanVirata is headquartered at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500.

Safe Harbor Statement for GlobespanVirata under the Private Securities Litigation Reform Act of 1995.

     Except for historical information contained herein, this press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Actual events may differ materially from those projected in these forward-looking statements. Factors that might cause a difference include, but are not limited to, risks related to GlobespanVirata's ability to successfully integrate the Wireless Networking Products Group into its existing business, whether the anticipated synergies between the Wireless Networking Products Group and GlobespanVirata can be achieved, GlobespanVirata's ability to sell and support the acquired WLAN products, customer implementation plans, risks of price competition among DSL and WLAN chip set suppliers, risks of customer loss or decreases in purchases by significant customers, risks of dependence upon third-party suppliers, risks of integrating other acquisitions, risks due to rapid changes in the market for DSL chip sets, market acceptance of new products, ability of leading equipment manufacturers to incorporate our products into successful products, ability of telecommunication service providers to market and sell DSL services, uncertainties concerning the continued impact of competitive products, risks due to limited protection of our intellectual property and uncertainties concerning on-going intellectual property ligition, uncertainties concerning continued service of our key employees, risks of operating in international markets and general market, economic, regulatory and business conditions. We refer you to the documents GlobespanVirata files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-Q and annual reports on Form 10-K of GlobespanVirata.

                                      # # #
                                 Tables Attached

                                  Table 1 of 4
GlobespanVirata, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

                                                                          For The Three Months Ended     For The Nine Months Ended
                                                                         September 28,  September 29,   September 28,  September 29,
                                                                             2003            2002            2003           2002
                                                                         -------------- -------------   -------------  ------------
Net revenues                                                               $  98,792      $  47,391      $ 241,847      $ 177,738

Cost of sales                                                                 53,573         25,638        127,874         85,800
                                                                           ---------      ---------      ---------      ---------
Gross profit                                                                  45,219         21,753        113,973         91,938
                                                                           ---------      ---------      ---------      ---------
Operating expenses:
   Research and development (including non-cash compensation                  29,675         30,146         76,666        116,395
      of $2,757 and $8,271 for the three and nine months ended
      September 28, 2003, respectively, and $3,796 and $24,618 for the three and nine months ended September 29, 2002, respectively)
   Selling, general and administrative (including non-cash                    11,892         11,382         31,598         39,677
      compensation of $919 and $2,757 for the three and nine months ended September 28, 2003, respectively and $422 and $1,847 for the three and nine months ended September 29, 2002, respectively)
    IP litigation support costs                                                  498            -              498            -
   Amortization of intangible assets                                           7,817          5,616         17,740         27,289
   Restructuring and other charges                                               -            4,450          1,198         20,200
   Impairment of goodwill and other acquired intangible assets                   -              -              -          493,620
   In process research and development                                        26,000            -           26,000            -
                                                                           ---------      ---------      ---------      ---------
    Total operating expenses                                                  75,882         51,594        153,700        697,181
                                                                           ---------      ---------      ---------      ---------
Loss from operations                                                         (30,663)       (29,841)       (39,727)      (605,243)

Interest (income) expense, net                                                   343         (1,337)          (852)        (5,015)
                                                                           ---------      ---------      ---------      ---------
Loss from continuing operations before income taxes                          (31,006)       (28,504)       (38,875)      (600,228)
Provision (benefit) for income taxes                                             250            -             (195)           260
                                                                           ---------      ---------      ---------      ---------
Net Loss from continuing operations                                          (31,256)       (28,504)       (38,680)      (600,488)
Discontinued Operations (Note 1)
   Net loss from operations of discontinued businesses                           -           (2,712)        (9,274)       (15,673)
                                                                           ---------      ---------      ---------      ---------
Net Loss                                                                   $ (31,256)     $ (31,216)     $ (47,954)     $(616,161)
                                                                           ---------      ---------      ---------      ---------
Other comprehensive (gain) loss:
     Unrealized (gain) loss on marketable securities                             757           (747)         1,431         (1,522)
     Foreign currency translation (gain) loss                                   (196)          (636)          (319)          (750)
                                                                           ---------      ---------      ---------      ---------
Comprehensive loss                                                         $ (31,817)     $ (29,833)     $ (49,066)     $(613,889)
                                                                           =========      =========      =========      =========
Basic and diluted loss per share:
   Net loss from continuing operations                                     $   (0.23)     $   (0.21)     $   (0.29)     $   (4.35)
   Net loss from discontinued operations                                         -            (0.02)         (0.07)         (0.11)
                                                                           ---------      ---------      ---------      ---------
   Net Loss                                                                $   (0.23)     $   (0.23)     $   (0.36)     $   (4.46)
                                                                           =========      =========      =========      =========

Weighted average shares of common stock outstanding
   used in computing basic and diluted loss per share                        138,496        133,701        133,097        138,134
                                                                           =========      =========      =========      =========

Note 1: In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", (i) the results of an international research and development component, including approximately $7.2 million of other costs and charges related to its closure, have been reported as discounted operations for the nine months ended September 28, 2003 and September 29, 2002 and (ii) the results of our video compression and Emweb businesses have been reported as discontinued operations for the nine months ended September 29, 2002.

                                  Table 2 of 4
GlobespanVirata, Inc.
Consolidated Statements of Operations - Unaudited Pro Forma Non-GAAP (in thousands, except per share data)


                                                                        Pro Forma For The Three        Pro Forma For The Nine
                                                                             Months Ended                   Months Ended
                                                                     September 28,   September 29,   September 28,  September 29,
                                                                            200S          2002            2002           2002
                                                                     -------------   -------------  -------------   -------------
Net revenues                                                            $  98,792      $  47,391      $ 241,847      $ 177,738
Cost of sales                                                              53,573         25,638        127,874         85,800
                                                                        ---------      ---------      ---------      ---------
Gross profit                                                               45,219         21,753        113,973         91,938
                                                                        ---------      ---------      ---------      ---------
Operating expenses:
   Research and development                                                26,859         26,346         68,179         91,713
   Selling, general and administrative                                     10,951         10,955         28,756         37,753
                                                                        ---------      ---------      ---------      ---------
    Total operating expenses                                               37,810         37,301         96,935        129,466
                                                                        ---------      ---------      ---------      ---------
Income (loss) from operations                                               7,409        (15,548)        17,038        (37,528)

Interest income, net                                                       (1,581)        (3,261)        (6,623)       (10,755)
                                                                        ---------      ---------      ---------      ---------
Income (loss) before income taxes                                           8,990        (12,287)        23,661        (26,773)
Provision for income taxes                                                    250            -              750            260
                                                                        ---------      ---------      ---------      ---------
Net income (loss)                                                       $   8,740      $ (12,287)     $  22,911      $ (27,033)
                                                                        =========      =========      =========      =========

Basic earnings (loss) per share - Pro forma Non-GAAP                    $    0.06      $   (0.09)     $    0.17      $   (0.19)
                                                                        =========      =========      =========      =========

Diluted earnings (loss) per share - Pro forma Non-GAAP                  $    0.06      $   (0.09)     $    0.16      $   (0.18)
                                                                        =========      =========      =========      =========

Weighted average shares of common stock outstanding used in
   computing basic earnings (loss) per share - Pro Forma Non-GAAP         143,370        138,575        137,971        143,008
                                                                        =========      =========      =========      =========

Weighted average shares of common stock outstanding used in
   computing diluted earnings (loss) per share - Pro Forma Non-GAAP       149,122        140,029        142,939        147,134
                                                                        =========      =========      =========      =========

The unaudited consolidated Statements of Operations above exclude acquisition-related expenses of in-process research and development, amortization of intangible assets and non-cash compensation. The above results also exclude the results of discontinued operations, payroll taxes associated with stock options exercised by employees, restructuring and other charges, IP litigation support costs and recognition of credits for investments in research in a foreign jurisdication and assume conversion of the $130.0 million of convertibel subordinated notes. See Tabe 3 of 4 for a complete reconciliation of the Unaudited GAAP Statements of Operations to the Unaudited Pro Forma Non-GAAP Statements of Operations.

The weighted average shares of common stock outstanding assume conversion of the $130.0 million of subordinated redeemable convertible notes at $26.67 per share. Also, the weighted average shares of common stock outstanding used in computing diluted earnings (loss) per share consider the effect of outstanding options and warrants using the treasury stock method. See Table 3 of 4 for a complete reconciliation of the Unaudited Weighted Average Shares Outstanding to the Unaudited Pro Forma Non-GAAP Weighted Average Shares Outstanding.

                                  Table 3 of 4
GlobespanVirata, Inc.
Reconciliation of the Unaudited Statements of Operations
     to the Unaudited Pro Forma Non-GAAP Statements of Operations
(in thousands)

                                                                        For the Three Months Ended   For the Nine Months Ended
                                                                       September 28,  September 29, September 28,  September 29,
                                                                           2003           2002          2003            2002
                                                                       ------------- ------------- -------------  --------------
Net loss, unaudited
  statements of operations                                              $ (31,256)     $ (31,216)     $ (47,954)     $(616,161)

Amortization of intangible
  assets                                                                    7,817          5,616         17,740         27,289

Impairment of goodwill and other acquired intangible assets                   -              -              -          493,620


Non-cash compensation                                                       3,676          4,218         11,028         26,465

Interest expense on the convertible subordinated
  notes                                                                     1,924          1,924          5,771          5,740

Payroll taxes associated
  with stock options
  exercised by employees                                                       81              9            301            141

Restructuring and other charges                                               -            4,450          1,198         20,200

Net loss from discontinued operations                                         -            2,712          9,274         15,673

In-process research and development                                        26,000            -           26,000            -

IP litigation support costs                                                   498            -              498            -

Recognition of foreign tax credits from investment in research                -              -             (945)           -

Net income (loss), unaudited

                                                                        ---------      ---------      ---------      ---------
  Pro Forma Non-GAAP Statements of Operations                           $   8,740      $ (12,287)     $  22,911      $ (27,033)
                                                                        =========      =========      =========      =========
Reconciliation of the Unaudited Weighted Average Shares
     Outstanding to the Unaudited Pro Forma Non-GAAP Weighted
     Average Shares Outstanding:

Weighted average shares of common stock outstanding
   used in computing basic and diluted loss per share                     138,496        133,701        133,097        138,134

Assumed conversion of the convertible
   subordinated notes                                                       4,874          4,874          4,874          4,874
                                                                        ---------      ---------      ---------      ---------

Weighted average shares of common stock outstanding used in
   computing basic earnings (loss) per share - Pro Forma Non-GAAP         143,370        138,575        137,971        143,008

Effect of stock options and warrants                                        5,752          1,454          4,968          4,126


Weighted average shares of common stock outstanding used in             ---------      ---------      ---------      ---------
   computing diluted earnings (loss) per share - Pro Forma Non-GAAP       149,122        140,029        142,939        147,134
                                                                        =========      =========      =========      =========

                                  Table 4 of 4

GlobespanVirata, Inc.
Balance Sheet
(in thousands, except share data)


                                                   September 28,   December 31,
                                                        2003           2002
                                                   ------------- --------------
ASSETS
Current Assets:
    Cash and cash equivalents                       $    79,929     $   183,234
    Investments - marketable securities                  15,976         114,065
    Accounts receivable, less allowance for
        doubtful accounts of $1,883 and
        $1,886, respectively                             68,455          34,058
    Inventories, net                                     48,325          23,932
    Deferred income taxes                                 9,024          16,786
    Prepaid expenses and other current assets            28,327          22,079
                                                    -----------     -----------

Total current assets                                    250,036         394,154
Property and equipment, net                              24,733          21,405
Facility held for sale                                   24,987          24,987
Intangible assets, net                                  323,734          39,087
Investments - marketable securities                     167,825         230,758
Other assets                                             13,518          12,599
                                                                    -----------
Total assets                                        $   804,833     $   722,990
                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                $    30,867     $    20,717
    Restructuring and reorganization liabilities         36,057          52,486
    Payroll and benefit related liabilities              13,671          16,262
    Accrued expenses and other liabilities               48,591          32,825
    Current portion of capital lease obligations              5           1,156
                                                    -----------     -----------
Total current liabilities                               129,191         123,446
Other long-term liabilities                               2,934           2,904
Convertible subordinated note                           130,000         130,000
Deferred income taxes                                     9,024          16,786
Capital lease obligations, less current portion               5              12
                                                    -----------     -----------
Total liabilities                                       271,154         273,148
                                                    -----------     -----------

Stockholders' equity
    Preferred stock                                         -               -
    Common stock                                            163             142
    Treasury stock - 13,523,530 shares                  (45,373)        (45,373)
    Stock purchase warrant                                    1               1
    Notes receivable from stock sales                    (4,020)         (5,231)
    Additional paid-in capital                        1,832,306       1,711,664
    Deferred stock compensation                          (4,584)        (15,613)
    Accumulated deficit                              (1,246,893)     (1,198,939)
    Accumulated other comprehensive income                2,079           3,191
                                                    -----------     -----------
Total Stockholders' equity                              533,679         449,842
                                                    -----------     -----------
Total liabilities and stockholders' equity          $   804,833     $   722,990
                                                    -----------     -----------